Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-1 of Transgenomic, Inc. of our reports dated March 14, 2012, relating to our audits of the consolidated financial statements and internal control over financial reporting, included in and incorporated by reference in the Annual Report on Form 10-K of Transgenomic, Inc. for the year ended December 31, 2011.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP
Omaha, Nebraska
March 20, 2012